UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event report)	April 30, 2014

Severn Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	0-49731	52-1726127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Westgate Circle, Suite 200, Annapolis, Maryland	21401
(Address of principal executive offices)	(Zip Code)

410-260-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Severn Bancorp, Inc. (“Bancorp”) held its Annual Meeting of Shareholders on April 29, 2014, at which time it (a) elected one (1) individual to serve a two-year term as director, (b) elected three (3) individuals to serve a three-year term as directors, (c) ratified the appointment of BDO USA, LLP as Bancorp’s independent auditor for the fiscal year ending December 31, 2014, (d) approved a non-binding, advisory proposal on executive compensation, referred to as “say-on-pay,” and (e) provided a non-binding vote on whether the say-on-pay vote should occur once every year, every two years or every three years, referred to as “say-on-frequency”.

The name of the director who was elected at the Annual Meeting of Shareholders for a two year term is as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Michael H. Cook.	5,141,056	111,703	2,809,065

The names of the directors who were elected at the Annual Meeting of Shareholders for a three year term are as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
David S. Jones	5,073,186	179,573	2,809,065
John A. Lamon	5,138,152	114,607	2,809,065
Konrad M. Wayson	5,138,152	114,607	2,809,065

The names of the directors whose terms of office continued after the Annual Meeting of Shareholders are as follows:

Alan J. Hyatt
James H. Johnson, Jr.
Raymond S. Crosby
Eric M. Keitz
Albert W. Shields
Mary Kathleen Sulick

The shareholders of Bancorp ratified the appointment BDO USA, LLP as Bancorp’s independent auditor for the fiscal year ending December 31, 2014 as follows:

	Votes For	Votes Against	Votes Abstain
Appointment of BDO, LLP as independent auditor	8,011,493	31,941	18,390

The shareholders of Bancorp approved Bancorp’s executive compensation as disclosed in Bancorp’s proxy statement as follows:

	Votes For	Votes Against	Votes Abstain	Broker Non-Votes
Approval of Executive Compensation	5,049,296	125,069	78,394	2,809,065

The shareholders of Bancorp voted on the frequency of the say-on-pay vote as follows:

1 Year	2 Years	3 Years	Votes Abstain	Broker Non-Votes
370,995	483,555	4,312,398	85,811	2,809,065

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Severn Bancorp, Inc.

Dated: April 30, 2014	By: /Alan J. Hyatt/
Alan J. Hyatt, President